Northrim News Exhibit 99.1
Headquarters: 3111 C Street, Anchorage, AK 99503
For Immediate Release

Date: Contact: Phone:	October 25, 2006 Joe Schierhorn, Chief Financial Officer (907) 261-3308

Northrim BanCorp, Inc. Reports Earnings per Share Up 27%,
Net Income Up 21% in the Third Quarter

ANCHORAGE, AK—October 25, 2006—Northrim BanCorp, Inc. (the “company”) (Nasdaq: NRIM) reported today that diluted earnings per share for the quarter ended September 30, 2006 were $0.56, up 27% from $0.44 per diluted share for the same quarter a year ago (restated to reflect a 5% stock dividend distributed to shareholders on September 1, 2006). For the nine-month period ended September 30, 2006, diluted earnings per share were $1.50, a 21% increase from diluted earnings per share of $1.24 for the same period in 2005.

The company’s net income for the quarter ended September 30, 2006 was $3.5 million, up 21%, from $2.8 million for the quarter ended September 30, 2005. Net income for the first nine months of 2006 was $9.3 million, up 15% from $8.1 million for the same period in 2005.

“We are very pleased with Northrim’s results for the quarter and year to date,” said Marc Langland, Chairman, President, and CEO. “Strength in our core banking services, and good results from our affiliates, continue to position the company for long-term growth and shareholder returns.”

Total assets at September 30, 2006 were $902 million, up 6% from $850 million at September 30, 2005.  Total loans were down 2% to $698 million at September 30, 2006, compared to $711 million at September 30, 2005. Commercial real estate loans were the primary driver of this decline, as customers sought to refinance for longer terms at fixed rates.

Total deposits increased 4% to $777 million at September 30, 2006, up from $746 million a year ago. Lower-cost deposits, including demand deposits, interest-bearing demand deposits, and savings deposits, grew $30 million, or 10%, to $329 million at September 30, 2006, from $299 million at September 30, 2005. Higher-cost deposits, including Alaska CDs, money market deposits and time deposits, declined $161,000 over the same period to a total of $448 million at September 30, 2006.

Net interest income, before the provision for loan losses, increased 7% to $11.9 million for the quarter ended September 30, 2006, from $11.1 million for the same period of 2005.  Net interest income, as a percentage of average earning assets on a tax equivalent basis (net interest margin), for the third quarter of 2006 was 5.79%, an increase from 5.68% in the third quarter of 2005.

“We’ve had good deposit growth with our High Performance Checking program, which has changed our mix of deposits to emphasize more low-cost deposits,” said Joe Schierhorn, CFO. “Segments of our loan portfolio have repriced to higher levels due to rising interest rates, and these two factors have led to an increase in our net interest margin.”

Interest expense on borrowings increased to $418,000 for the quarter ended September 30, 2006, from $199,000 for the quarter ended September 30, 2005, due in large part to the interest expense from the additional $10.6 million in junior subordinated debentures that the company issued in December of 2005.

Total other operating income increased 47%, to $2.2 million for the quarter ended September 30, 2006, from $1.5 million for the quarter ended September 30, 2005. Purchased receivable income increased 88%, to $579,000 in the third quarter of 2006, from $308,000 in the same period of 2005 due to a 92% increase in the volume of purchased receivables. Other income grew 25%, to $542,000 in the third quarter of 2006 from $435,000 in the third quarter of 2005, due to increases in electronic banking revenues and a decrease in the loss from the company’s affiliate, Elliott Cove Capital Management.

Employee benefit plan income from our affiliate, Northrim Benefits Group, contributed $271,000 to other operating income for the quarter ended September 30, 2006 and equity in earnings from the company’s mortgage affiliate, Residential Mortgage, grew 15%, to $317,000 for the third quarter of 2006, from $276,000 for the third quarter of 2005.

Total other operating expense increased just 1%, to $7.7 million for the quarter ended September 30, 2006, from $7.6 million for the quarter ended September 30, 2005. The efficiency ratio improved to 53% for the quarter ended September 30, 2006, compared to 59% in the same period in 2005.

“We are pleased that our strong income growth against a 1% increase in operating expenses improved our efficiency ratio to 53% for the quarter,” said Chris Knudson, Chief Operating Officer.

Net loan recoveries for the third quarter of 2006 were $215,000 versus net loan charge-offs of $62,000 for the third quarter of 2005. For the first nine months of 2006, net loan recoveries were $176,000, compared to net loan charge-offs of $44,000 for the same period in 2005. Non-performing assets totaled $8.3 million, or 0.93% of total assets, at September 30, 2006, as compared to non-performing assets of $5.9 million, or 0.69% of total assets, at September 30, 2005. The change in non-performing assets was caused in large part by an increase in loans 90 days past due to $2.8 million at September 30, 2006 from $446,000 at September 30, 2005.

At September 30, 2006, the allowance for loan losses was $12.6 million, or 1.81% of portfolio loans and 152% of non-performing loans.  A year ago, the allowance for loan losses was $11.2 million, or 1.58% of portfolio loans and 192% of non-performing loans.  The provision for loan losses for the quarter and six month period ended September 30, 2006 was $850,000 and $1.8 million, respectively, as compared to $428,000 and $528,000, respectively, for the same periods in 2005.

For the third quarter of 2006, the company’s return on average assets (ROA) was 1.52%, compared to 1.33% in the same quarter a year ago.  Return on average equity was 15.02% for the quarter ended September 30, 2006, compared to 13.31% for the quarter ended September 30, 2005. Tangible book value per share was $13.95 at September 30, 2006, an increase from $12.50 per share at September 30, 2005.  Shareholders’ equity increased 11% to $92 million at September 30, 2006 compared to $83 million at September 30, 2005.

Northrim BanCorp, Inc. is the parent company of Northrim Bank, a commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an accounts receivable financing division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC, and Pacific Wealth Advisors, LLC.

www.northrim.com

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

Balance Sheet
(Dollars in thousands, except per share data)
September 30,		December 31,	September 30,	Annual
	2006	2005	2005	% Change

(unaudited)			(unaudited)	(unaudited)
Assets:
Cash and due from banks	$30,316	$28,854	$31,460	-4%
Overnight investments	39,778	60,836	7,330	443%
Portfolio investments	75,884	54,975	60,110	26%
Loans	698,076	705,059	710,944	-2%
Allowance for loan losses	(12,646)	(10,706)	(11,248)	12%

Net loans	685,430	694,353	699,696	-2%
Purchased receivables	20,215	12,198	10,532	92%
Premises and equipment, net	11,888	10,603	10,762	10%
Intangible assets	7,024	7,385	6,358	10%
Other assets	31,065	26,376	23,509	32%
Total assets	$901,600	$895,580	$849,757	6%

Liabilities and Shareholders’ Equity:
Demand deposits	$196,466	$196,616	$180,832	9%
Interest-bearing demand	83,178	75,988	69,465	20%
Savings deposits	49,436	46,790	48,415	2%
Alaska CDs	209,290	197,989	175,110	20%
Money market deposits	156,564	151,903	140,855	11%
Time deposits	81,853	110,580	131,581	-38%

Total deposits	776,787	779,866	746,258	4%
Borrowings	5,767	8,415	7,622	-24%
Junior subordinated debentures	18,558	18,558	8,000	132%
Other liabilities	8,218	4,267	4,879	68%

Total liabilities	809,330	811,106	766,759	6%
Minority interest in subsidiaries	27	0	0	n/a
Shareholders' equity	92,243	84,474	82,998	11%
Total liabilities and equity	$901,600	$895,580	$849,757	6%

Average Quarter Balances — unaudited
Loans	$710,157	$713,849	$703,933	1%
Total earning assets	821,660	826,548	779,557	5%
Total assets	900,562	899,476	846,092	6%
Non-interest bearing deposits	192,399	192,006	185,291	4%
Interest bearing deposits	585,758	598,898	555,361	5%
Total deposits	778,157	790,904	740,652	5%
Shareholders' equity	91,128	84,105	84,701	8%
Average Year-to-date Balances — unaudited
Loans	$714,978	$698,240	$692,980	3%
Total earning assets	804,082	778,597	762,437	5%
Total assets	878,970	842,407	823,175	7%
Non-interest bearing deposits	181,835	182,535	179,343	1%
Interest bearing deposits	575,992	550,782	534,566	8%
Total deposits	757,827	733,317	713,909	6%
Shareholders' equity	88,330	84,833	85,078	4%

Income Statement
(Dollars in thousands, except per share data)
	Quarter Ended September 30:
	2006	2005	% Change
(unaudited)		(unaudited)	(unaudited)
Interest Income:
Interest and fees on loans	$16,601	$14,364	16%
Interest on portfolio investments	725	567	28%
Interest on overnight investments	515	116	344%
Total interest income	17,841	15,047	19%
Interest Expense:
Interest expense on deposits	5,486	3,711	48%
Interest expense on borrowings	418	199	110%
Total interest expense	5,904	3,910	51%
Net interest income	11,937	11,137	7%
Provision for loan losses	850	428	99%
Net interest income after provision for loan losses	11,087	10,709	4%
Other Operating Income:
Service charges on deposit accounts	494	475	4%
Purchased receivable income	579	308	88%
Employee benefit plan income	271	0	n/m
Equity in earnings from mortgage affiliate	317	276	15%
Other income	542	435	25%
Total other operating income	2,203	1,494	47%
Other Operating Expense:
Salaries and other personnel expense	4,790	4,489	7%
Occupancy, net	626	616	2%
Equipment expense	325	332	-2%
Intangible asset amortization expense	121	92	32%
Other expense	1,799	2,076	-13%
Total other operating expense	7,661	7,605	1%
Income before income taxes and minority interest	5,629	4,598	22%
Minority interest in subsidiaries	70	-	n/m
Pre tax income	5,559	4,598	21%
Provision for income taxes	2,108	1,756	20%
Net income	$3,451	$2,842	21%
Basic EPS	$0.56	$0.46	22%
Diluted EPS	$0.56	$0.44	27%
Average basic shares	6,122,657	6,215,672	-1%
Average diluted shares	6,209,633	6,401,606	-3%

Income Statement
(Dollars in thousands, except per share data)
			Nine Months Ended September 30:
			2006	2005	% Change
Interest Income:			(unaudited)	(unaudited)	(unaudited)
	Interest and fees on loans		$48,165	$40,590	19%
	Interest on portfolio investments		1,851	1,673	11%
	Interest on overnight investments		852	174	390%
		Total interest income	50,868	42,437	20%
Interest Expense:
	Interest expense on deposits		14,850	9,501	56%
	Interest expense on borrowings		1,256	641	96%
		Total interest expense	16,106	10,142	59%
		Net interest income	34,762	32,295	8%
Provision for loan losses			1,764	528	234%
		Net interest income after provision for loan losses	32,998	31,767	4%
Other Operating Income:
	Service charges on deposit accounts		1,468	1,327	11%
	Purchased receivable income		1,345	654	106%
	Employee benefit plan income		829	0	n/m
	Equity in earnings from mortgage affiliate		472	337	40%
	Other income		1,468	1,089	35%
		Total other operating income	5,582	3,407	64%
Other Operating Expense:
	Salaries and other personnel expense		14,226	13,273	7%
	Occupancy, net		1,864	1,757	6%
	Equipment expense		1,023	1,025	0%
	Intangible asset amortization expense		362	276	31%
	Other expense		5,865	5,776	2%
		Total other operating expense	23,340	22,107	6%
		Income before income taxes and minority interest	15,240	13,067	17%
Minority interest in subsidiaries			218	-	n/m
		Pre tax income	15,022	13,067	15%
Provision for income taxes			5,737	4,989	15%
		Net income	$9,285	$8,078	15%
		Basic EPS	$1.52	$1.28	19%
		Diluted EPS	$1.50	$1.24	21%
		Average basic shares	6,114,898	6,330,847	-3%
		Average diluted shares	6,198,324	6,517,951	-5%

S.CONTOther Data
(Dollars in thousands, except per share data)
September 30,		December 31,	September 30,
	2006	2005	2005

(unaudited)		(unaudited)	(unaudited)
Asset Quality:
Non accrual loans	$5,532	$5,090	$5,407
Loans 90 days past due	2,811	981	446
Restructured loans	—	—	—

Total non-performing loans	8,343	6,071	5,853
Other real estate owned	—	105	—
Total non-performing assets	$8,343	$6,176	$5,853

Non-performing loans / portfolio loans	1.20%	0.86%	0.82%
Non-performing assets / assets	0.93%	0.69%	0.69%
Allowance for loan losses / portfolio loans	1.81%	1.52%	1.58%
Allowance / non-performing loans	151.58%	176.35%	192.17%
Loan (recoveries) charge-offs, net for the quarter	($215)	$1,184	$62
Loan (recoveries) charge-offs, net year-to-date	($176)	$1,228	$44
Net loan (recoveries) charge-offs / average loans, annualized	(0.03%)	0.18%	0.01%
Other Data (At quarter end):
Book value per share	$15.10	$13.86	$13.54
Tangible book value per share	$13.95	$12.65	$12.50
Tier 1 / Risk Adjusted Assets	12.84%	12.10%	10.91%
Total Capital / Risk Adjusted Assets	14.09%	13.35%	12.16%
Tier 1 /Average Assets	11.57%	10.81%	10.12%
Shares outstanding	6,109,426	6,094,214	6,130,992
Unrealized gain (loss) on AFS securities,
net of income taxes	($341)	($489)	($408)
Other Data (For the quarter):
Net interest margin (tax equivalent)	5.79%	5.59%	5.68%
Efficiency ratio*	53.32%	55.82%	59.48%
Return on average assets	1.52%	1.36%	1.33%
Return on average equity	15.02%	14.59%	13.31%
Other Data (Year-to-date):
Net interest margin (tax equivalent)	5.81%	5.66%	5.68%
Efficiency ratio*	56.96%	59.72%	61.15%
Return on average assets	1.41%	1.33%	1.31%
Return on average equity	14.05%	13.17%	12.69%
*excludes intangible asset amortization expense